SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 12, 2007

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

In a Current Report on Form 8-K previously filed by Harbin Electric, Inc., a Nevada corporation (the “Company”), on June 16, 2007, the Company announced that it has entered into an Asset Purchase Agreement (the “Agreement”) with Harbin Tech Full Electric Co., Ltd., a People’s Republic of China limited liability company and a wholly owned subsidiary of the Company (“Harbin Tech”), Harbin Taifu Auto Electric Co., Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“Taifu Auto”) Harbin Tech Full Industry Co., Ltd., a shareholder of Taifu Auto (“HTFI”), Taifu Yang, Suofei Xu and Zedong Xu, shareholders of HTFI, and Tianli Yang, a shareholder of both Taifu Auto and HTFI. The Company completed its acquisition on July 12, 2007.

Pursuant to the terms of the Agreement, Taifu Auto sold substantially all of its non-cash assets, including but not limited to, fixed assets in the form of equipment and inventory, customer, prospect and marketing lists, technology and intellectual property including all patents, trademarks, tradenames, copyrights and trade secrets, good will, accounts receivable and contract rights to Harbin Tech. In consideration for the sale of Taifu Auto’s assets, Taifu Auto received an aggregate purchase price consisting of (x) a cash payment in the amount of four million dollars ($4,000,000), and (y) 473,354 newly issued shares of the Company’s common stock. The transaction price was within the limitations established by the Company’s indenture relating to its senior secured floating rate notes. Pursuant to the terms of the indenture, the amount of consideration given was not to exceed $10.5 million in value, nor to include more than $4.0 million in cash or more than $6.5 million in shares of the Company’s common stock (valued on the basis of the volume weighted average price of such shares for the 15 trading days immediately prior to execution of a commitment to make such acquisition).

The Company’s board of directors determined the amount of consideration to be paid for the assets of Taifu Auto. This determination was supported by a fairness opinion which was delivered to the Company’s board of directors. Pursuant to the terms of the Company’s indenture, to the extent that a transaction with an affiliated party involves payment or value in excess of $5.0 million, the Company is required to obtain a written opinion from an independent financial advisor to the effect that the consideration to be paid or received in connection with such affiliated party is fair, from a financial point of view, to the Company and its subsidiaries. The source of the funds used for the cash portion of the consideration paid by the Company in connection with the acquisition was the Company’s working capital.

The description of the acquisition included in the Company’s June 19, 2007 Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By: /s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: July 16, 2007